Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-204876 and 333-287771 on Form S-8 of our reports dated April 30, 2026, relating to the consolidated financial statements of Silicon Motion Technology Corporation and the effectiveness of Silicon Motion Technology Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

April 30, 2026